CHISHOLM & ASSOCIATE
                        Certified Public Accountants
  A Professional              P.O. Box 540216         Office (801) 292-8756
   Corporation        North Salt Lake, Utah 84054-0216   Fax (801) 292-8809

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April 22, 2004

Securities and Exchange Commission
Washington, DC 20549

Re: Atlas Mining Company

Gentlemen:

We have read Item 4 "CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS" contained in Atlas Mining Company's 8-K/A and are in agreement with the statements contained therein, as they relate to our firm.



Very truly yours,


/s/Chisholm & Associates
____________________________
Chisholm & Associates
North Salt Lake, Utah